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                                                                    EXHIBIT N(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports on MGi2, Inc. and McFarland, Grossman & Company, Inc. and to all references to our Firm included in or made a part of this registration statement.


                                          /s/ Arthur Andersen LLP


Houston, Texas
April 21, 2000